UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 18, 2016
Date of report (date of earliest event reported)

ADVANCEPIERRE FOODS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37826	26-3712208
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9987 Carver Road, Blue Ash, OH	45242
(Address of principal executive offices)	(Zip Code)

(800) 969-2747
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On August 18, 2016, the Compensation Committee of the Board of Directors of AdvancePierre Foods Holdings, Inc. (the “Company”) approved (i) an amendment to the Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan, as amended (the “Plan”), changing the name of the Plan to “AdvancePierre Foods Holding, Inc. 2009 Omnibus Equity Incentive Plan”, and (ii) the following new forms of award agreements under the Plan:  (a) a form of Restricted Stock Unit Award Agreement for Employees, (b) a form of Restricted Stock Unit Award Agreement for Independent Directors, and (c) a form of Option Award Agreement.  The amendment and the new forms of award agreements are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated into this Item 8.01 by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits:

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment No. 3 to Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan, as amended

10.2	AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Restricted Share Unit Award Agreement (Employee Form)

10.3	AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Restricted Share Unit Award Agreement (Independent Director Form)

10.4	AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 19, 2016

ADVANCEPIERRE FOODS HOLDINGS,
INC.

By:	/s/ Michael B. Sims
Michael B. Sims
Senior Vice President, Chief Financial
Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to the Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan, as amended

10.2	AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Restricted Share Unit Award Agreement (Employee Form)

10.3	AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Restricted Share Unit Award Agreement (Independent Director Form)

10.4	AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan Form of Option Award Agreement